                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                         PVC Container Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            PVC CONTAINER CORPORATION
                              2 INDUSTRIAL WAY WEST
                        EATONTOWN, NEW JERSEY 07724-2202
                                 (732) 542-0060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  The Annual Meeting of the stockholders of PVC Container Corporation (the "Company"), a Delaware corporation, will be held at the Company's executive offices located at 2 Industrial Way West, Eatontown New Jersey 07724, Tel. (732) 542-0060, Fax. (732) 542-7706 on December 9, 2002 at
10:00 o'clock in the forenoon E.S.T. to act upon the following:

                  1. To elect a Board of Directors consisting of six existing directors to serve until the next Annual Meeting and until their respective successors shall be elected and qualify;

                  2. To approve the selection of independent auditors for the Company for its fiscal year ending June 30, 2003; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  4. Only stockholders of record as of the close of business on October 25, 2002 will be entitled to vote at the meeting.

                                              By Order of the Board of Directors

                                              Herbert S. Meeker
                                              Secretary

Eatontown, New Jersey
November 15, 2002

                            PVC CONTAINER CORPORATION
                              INFORMATION STATEMENT

                  This Information Statement is being furnished to you in connection with the annual meeting of stockholders of PVC Container Corporation (the "Company") to be held on December 9, 2002 at 10:00 o'clock in the forenoon E.S.T. at the Company's executive offices.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                  The address of the principal executive offices of the Company is 2 Industrial Way West, Eatontown, New Jersey, 07724. The approximate date this Information Statement is first being sent to stockholders is November 15, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The Common Stock is the only authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote is October 25, 2002. On that date, 7,042,393 shares of Common Stock were outstanding, each of which is entitled to one vote. The Common Stock does not have cumulative voting rights.

                  The following table sets forth, as of October 25, 2002 the beneficial ownership of Common Stock of (i) any person who is known by the Company to own more than 5% of the voting securities of the Company, (ii) the Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose salary and bonus exceed $100,000 for the fiscal year ended June 30, 2002 (collectively, the "Named Executive Officers"),
(iii) each director, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's common stock listed below have sole investment voting power with respect to such shares, subject to any applicable community property laws:

                                                       Amount of Nature of
Name of Beneficial Owner                               Beneficial Ownership     Percent of Class
------------------------                               --------------------     ----------------
Kirtland Capital Partners II L.P. ("KCPII")                4,110,679               59(1)(7)
Kirtland Capital Company II ("KCC II")                       356,736                5(1)(7)
Phillip L. Friedman(9)                                       556,666                8(2)
Jeffrey Shapiro(9)                                            43,000                 *(3)
Joel F. Roberts(9)                                            42,875                 *(4)
Michael Sherwin(10)                                           31,000                 *(5)
George R. Begley(6)                                                 *(6)             *(6)
John F. Turben(10)                                            35,000*(7)             *(7)

Michael Lynch(12)                                             10,000*(12)            *(12)
John G. Nestor(10)                                            10,000*(12)            *(12)
Lionheart Group Inc.(11)                                     921,905               13%
All directors and named executive officers as a group        738,541(8)            10%(8)
(8 in number)

---------------------------

*        Less than 1%

(1) KCP II located at 2550 SOM Center Road, Suite 105, Willoughby Hills, Ohio 44094 acquired on December 12, 1996 an aggregate of 4,110,679 shares of common stock of the Company's and KCCII acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of common stock of the Company which are owned directly and beneficially by KCP II and KCC II, respectively, in the aggregate amount of 4,467,415 constituting 63% of the presently issued and outstanding shares of common stock of the Company.

(2) Includes an aggregate of 160,000 shares which may be acquired upon exercise of such options granted by the Company under the 1996 Incentive Stock Option Plan of the Company ("Option Plan").

(3) Includes an aggregate of 30,000 options which may be acquired upon exercise of such options granted by the Company under the Option Plan.

(4) Includes an aggregate of 30,000 options which may be acquired upon exercise of such options under the Option Plan.

(5) Mr. Sherwin has a 10% interest in Midwest Forge Corporation which has a .0143% direct interest as a limited partner in KCP II which owns an aggregate of 4,110,679 shares of the common stock of the Company constituting a 59% interest in the presently issued and outstanding shares of common stock to the Company. Mr. Sherwin disclaims beneficial ownership of the interest of Midwest Forge Corporation in KCP II. Mr. Sherwin has been granted 10,000 options under the Option Plan.

(6) Mr. Begley has been granted 10,000 options under the Option Plan. Mr. Begley's wife has .29% limited partnership interest in KCP II and 12,000 shares of common stock of the Company. Mr. Begley disclaims any beneficial interest in such partnership interest or shares. Mr. Begley is located at 108 East 86th Street, New York, New York 10028.

(7) Mr. Turben has been granted 10,000 options under the Option Plan. Mr. Turben is Chairman of the Board of Directors of Kirtland Capital Corp. ("KCC"), an Ohio corporation, which as the general partner controls KCP II and has sole voting and investment power over all of the common stock held by KCP II. KCC is also the general partner of Evergreen Partners II L.P., an Ohio limited partnership ("Evergreen") which is the managing member of KCC II. KCC has sole voting and investment power over all of the common stock held by KCC II. KCP II acquired on December 12, 1996 an aggregate of 4,110,679 shares of common stock of the Company and KCC II acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of common stock of the Company which are owned directly and beneficially by KCP II and KCC II, respectively, in the aggregate amount of 4,467,415 constituting 63% of the presently issued and outstanding shares of common stock of the Company. Mr. Turben disclaims any beneficial ownership of the securities of KCP II and KCC II described above.

(8) Includes 270,000 options granted under the Option Plan to Executive Officers and Directors.

(9) Messrs. Friedman, Shapiro and Roberts are located at the Company's executive offices.

(10) Messrs. Nestor, and Turben are located at the address set forth in (1) above as the KCP II's executive offices.

(11) Lionheart Group, Inc., 118 E. 25th St., 8th floor, New York, New York 10010. Holdings as reported during April 2001.

(12) Messrs. Nestor and Lynch have each been granted 10,000 options under the Option Plans and Mr. Lynch is located at 375 Northridge Road, Suite 350, Atlanta, Georgia, 30350.

                              ELECTION OF DIRECTORS

                  At the Annual Meeting, six persons will be proposed to serve as Directors of the Company until their successors have been duly elected and qualified as provided in the Certificate of Incorporation, as amended, and the By-Laws of the Company, as amended. All of such persons have been previously elected as directors of the Company. The following persons have consented to be nominated and, if elected, to serve as Directors of the Company. None of the nominees is related by blood, marriage or adoption to any other Director or Executive Officer nor is a party adverse to the Company or any of its subsidiaries in any material proceeding nor has any beneficial interest adverse to the Company or any of its subsidiaries. For information as to Directors' beneficial ownership of the Company's Common Stock, see the foregoing "Security Ownership of Certain Beneficial Owners and Management."

                  PHILLIP L. FRIEDMAN, 55, Company Director since 1981. Mr. Friedman, since 1981, has served as President and Chief Executive Officer of the Company. He is a member of the executive committee of the Board of Directors of the Company. He was employed by Occidental Chemical Corporation (formerly Hooker Chemical Corporation), a leading manufacturer and supplier of polyvinyl chloride resins and compounds, from 1969 until December 1981, when he joined the Company. During his last five years with Occidental, Mr. Friedman was Manager of Business Development and Director of Commercial Development for the Polyvinyl Chloride Plastics Division. As the Director of Commercial Development he was responsible for coordinating and reducing to commercial practice various research and development projects within the plastics industry.

                  GEORGE R. BEGLEY, 59, is an independent investment advisor and a member of the audit committee of the Company.

                  MICHAEL SHERWIN, 61, is the Vice Chairman of Mid-West Forge Corporation and Chief Executive Officer of Columbiana Holding Company. Prior to joining Mid-West Forge Corporation, Mr. Sherwin was the President of National City Venture Corporation and National City Capital Corporation, both subsidiaries of National City Corporation.

                  JOHN F. TURBEN, 67, founded Chagrin Valley Company--the predecessor to Kirtland Capital Partners in 1977. During the 1960s and 70s, he served as Chairman of the Executive Committee and Vice Chairman of the Board of Prescott, Ball & Turben, an investment banking firm headquartered in Cleveland, and Chairman of the Executive Committee and Director of the Geneve Corp. He is also Chairman of PVC Container Corporation, Instron Corporation and Fairport Asset Management LLC and is Chairman of the Executive Committee of Fairmount Minerals Ltd. He is a member of KCP Advisory Board, a Director of Unifrax Corp., Stonebridge Industries, Inc., Gries Financial LLC, Profile Metal Forming, Inc., PDM Bridge LLC and NACCO Industries, Inc. He is a member of the Board of Trustees and is past President of the Board of Trustees of University School, past Chairman of the Board of Trustees of Lake Erie College, a Trustee of Vocational Guidance Services and is the Mayor of Kirtland Hills, Ohio. He is a 1957 graduate of Yale University.

                  MICHAEL LYNCH, 54, is the Senior Vice President of Oldcastle, Inc. the U.S. subsidiary of CRHPL. CRH is in Ireland, Mr. Lynch is also the Chief Executive Officer of Allied Buildings Products Corp., which is a subsidiary of Oldcastle, Inc. Mr. Lynch was elected as a Director on August 28, 2002 in order to fill the vacancy created by the resignation of Jeffery C. Garvey who resigned as a director on that date.

                  JOHN G. NESTOR, 56, has been a Managing Partner of Kirtland Capital Partners since March 1986. Prior to joining KCP, Mr. Nestor spent 17 years at Continental Bank. He serves as Chairman of Unifrax Corp., TruSeal Technologies, Inc., Profile Metal Forming, Inc. and Essex Crane Rental Corp. Mr.Nestor is a Director of Fairmount Minerals Ltd., R Tape Corp., PVC Container Corporation, PDM Bridge LLC and serves on the KCP Advisory Board. He is President of the Board of Trustees of The Cleveland FoodBank, a member of The Greater Cleveland Committee on Hunger and the Investment Committee of Rainbow Babies and Childrens Hospital. He also serves on the board of the National Conference for Community and Justice, is on the Advisory Board of Generations Foundation and is a member of Leadership Cleveland's Class of 1997. A 1967 graduate of Georgetown University, he also holds an MBA from the University of Notre Dame and a MA in Urban Studies from Loyola University.

                           MEETINGS AND COMMITTEES AND
                     COMPENSATION OF THE BOARD OF DIRECTORS

                  The business affairs of the Company are managed by the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and other documents distributed to them, through operating and financial reports routinely presented at meetings and through other means. In addition, the Company's directors perform their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including telephone contact with members of management and others regarding matters of interest and concern to the Company.

                  During fiscal year ended June 30, 2002, the Company's Board of Directors held seven meetings. Each director attended at least 75% of the Board meetings and committee meetings, held during such fiscal year.

                  The Securities and Exchange Commission has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of copies of Section 16 reports received by the Company from Reporting Persons and without conducting any independent investigation of its own, the Company believes that no Reporting Person failed to timely file Section 16 reports for the year ended June 30, 2002 which failure was not previously reported.

                  The Board of Directors has an Audit Committee whose members are appointed by the Board. The Board of Directors does not have a compensation or nominating committee.

                  The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee in addition to being directly responsible for the appointment of the independent auditors of the Company are directly responsible for the compensation and the oversight of the work of the Company's independent auditors including the resolution of any disagreements between management of the Company and the independent auditors relating to financial reporting. The Audit Committee is also responsible for procedures and handling accounting and auditing complaints and has the authority and funding to engage the independent auditors. The current members of the Audit Committee are Messrs. Sherwin, Begley and Lynch. Each member of the Audit Committee is independent within the meaning of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of one member who may be considered a financial expert as that term is defined by the Securities and Exchange Comission. There is annexed a copy of the Audit Committee Charter. The Committee has satisfied its responsibilities under the Charter for the fiscal year ended June 30, 2002. The Audit Committee has (1) reviewed and discussed with Management and the independent auditors the audited financial statements for the year ended June 30, 2002, (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication With Audit Committee, (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 Independent Discussion With Audit Committees, and (4) discussed with the auditors their independence based upon these reviews and discussions. The Audit Committee recommended to the Board of Directors that the audited financial statements for the year June 30, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                  With respect to fees billed by and paid to Ernst & Young, LLP during the fiscal year ended June 30, 2002 for professional services rendered for the audit of the Company's annual financial statements for such fiscal year and the review of the financial statements included in the Company's Form 10-Q for such fiscal year was in the amount of $68,900 and, in addition, the Company was billed by and paid to Ernst & Young, LLP during said fiscal year for the balance of the professional services rendered for the audit of the Company's fiscal year ended June 30, 2001 in the amount of $50,700. In addition, the Company was billed by and paid to Ernst & Young, LLP during the fiscal year ended June 30, 2002, other fees for the preparation of tax returns and pension filings relating to fiscal year ended June 30, 2001 in the amount of $83,200. The Company also was billed by and paid to Ernst & Young, LLP during fiscal year ended June 30, 2002, consulting fees in the amount of $37,700.

                  The Company has not established a compensation, nominating committee and/or a corporate governance committee. However, the Company believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors or the Executive Committee thereof due to its relatively small size, or by the Audit Committee which, is composed of independent directors.

                  The Company has an Executive Committee of the Board of Directors of the Company consisting of Messrs. Turben (Chairman), Friedman and Sherwin. The Executive Committee generally has the power to act by majority vote in absence of the Board of Directors.

                  Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. In addition, each director of the Company is paid $1,250 per quarter.

                  The following table sets forth the Directors and Executive Officers of the Company as at November 15, 2002. Each Director holds office until his successor is elected and qualified.

                                               Held
Name                           Age         Office Since                Offices with the Company
----                           ---         ------------       -----------------------------------------------
Phillip L. Friedman             55             1982           President, Chief Executive Officer and Director
Jeffrey Shapiro                 53             2000           Senior V.P. & Chief Financial Officer
Joel Francis Roberts            60             1989           Senior Vice President Operations
Michael Sherwin                 61             1996           Director
George R. Begley                59             1996           Director
John F. Turben                  67             1996           Director
Michael Lynch                   54             2002           Director
John G. Nestor                  57             2001           Director

                           EXECUTIVE COMPENSATION AND
                          TRANSACTIONS WITH MANAGEMENT

                  The following table sets forth for the fiscal years ended June 30, 2002, 2001 and 2000 compensation paid by the Company to the chief executive officer and to each of the four most highly compensated executive officers of the Company whose total annual salary and bonus exceed $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                               Compensation
                                            Annual Compensation                   Awards
                                  -----------------------------------        ---------------
                                                                                  LTIP              All Other
Name and                                     Salary           Bonus             Payouts           Compensation
Principal Position                Year        ($)              ($)               $ (2)              ($) (1)
------------------                ----       -------         --------        ---------------------------------
Phillip L. Friedman,              2002       225,000          121,000            81,472              1,050
President                         2001       180,000           50,000            59,726              2,625
                                  2000       180,000           50,000            99,242              1,000

Joel Francis Roberts, Sr.         2002       126,073           29,282            50,369              1,350
VP Operations                     2001       122,838           30,000            36,239              1,339
                                  2000       120,312           25,000            55,765              1,369

Jeffery Shapiro                   2002       149,127           55,900             2,042                 --
Chief Financial Officer           2001       145,000           77,000               418                 --

Profit Sharing Savings Plan

                  On September 29, 1983 the Board of Directors of the Company adopted the PVC Container Corporation Profit Sharing Savings Plan (the "Plan"), which Plan became effective July 1, 1984. The Plan supersedes the 1980 PVC Container Corporation Profit Sharing Pension Plan. All employees of the Company who have completed one year of service and are not covered by a collective bargaining agreement are eligible for participation in the Plan.

                  The Plan has been drafted to comply with Section 401(k) of the Internal Revenue Code. Each participating employee can defer from 1% to 6% of his salary into his Plan account, and the Company makes a matching contribution. Such contribution for the fiscal year ended June 30, 2002 was an amount equal to 25% on the first 6% of the non-union employees pre-tax contribution and 10% on the first 6% of the union employees pre-tax contribution. Contributions are made by the Company on a monthly basis. In addition to matching contributions, the Company, at its option, may make payments based on a percentage of quarterly profits. Such payments can be made directly to or for the Plan account of participating employees and are based on a percentage of the employee's compensation. The Company made discretionary payments during the fiscal year ended June 30, 2002 of $136,340 which amount includes the 25% and 10% contribution referred to above. All amounts deferred by and paid to the officers of the Company pursuant to the Plan have been included in "Remuneration of Directors, Executive Officers and Transactions with Management and Others."

Deferred Compensation Plan

                  On June 4, 1986, the Board of Directors approved the establishment of a Deferred Compensation Plan, effective July 1, 1986, under which executives of the Company may defer and accrue for three years a certain amount of the compensation due them. No deferred compensation was accrued as at June 30, 2000.

Employment Agreement

                  The directors of the Company have approved an Amended and Restated Employment Agreement between Phillip L. Friedman and the Company which agreement became effective as of July 1, 1996. The employment agreement currently provides for, among other things, compensation consisting of a base salary of $250,000 per annum until June 30, 2003 when the Term of Agreement expires unless further extended, and in addition will provide for incentive compensation based upon earnings of the Company before interest, taxes, depreciation and amortization. Unless Mr. Friedman elects for good reason not to renew or the Company terminates for cause as defined in the agreement, the agreement will be renewed for successive two year periods. The agreement also provides for certain benefits payable to Mr. Friedman in the event the agreement is not renewed, or the death or disability of Mr. Friedman.

                        REPORT ON EXECUTIVE COMPENSATION
                            BY THE BOARD OF DIRECTORS

Compensation Policy

                  The Company's Board of Directors or its Executive Committee (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raise and bonuses and the award of stock options under the Company's 1996 Incentive Stock Option Plan. The Board is presently composed of six (6) members, one (1) of whom is an executive officer of the Company.

                  The general policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers which reflects the contribution of such executives, the Company's growth in sales and earnings, the enhancement of shareholder value as reflected in the growth of the Company's market capitalization and the implementation of the strategic plans consistent with the long term growth objectives of the Company. Contributions to specific Company objectives which include development of new product opportunities, the successful marketing of the Company's principal products and research and development work which is the basis for some new products are evaluated in setting compensation policy. Growth in sales and earnings is the primary factor in the consideration of compensation at the executive levels. In addition, and in order to assure the Company's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other companies of comparable size and performance. Executive compensation decisions have traditionally been made on a calendar year basis.

Company Performance and
Chief Executive Officer Compensation

                  The Chief Executive's Compensation is determined primarily by his employment agreement with the Company which as indicated above relates in part to net income before taxes of the Company, and it is believed to be fair and reasonable in light of compensation paid to chief executive officers of companies which have comparable sales and earnings, and also considering the growth of the Company during the Chief Executive Officer's employment by the Company.

                        1996 INCENTIVE STOCK OPTION PLAN

General

                  The Board of Directors of the Company adopted on November 19, 1996 and the Stockholders approved on January 16, 1997 the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is intended to help the Company to attract, retain and motivate key employees (including officers) of the Company.

                  The 1996 Option Plan provides for the grant of options ("Options") to purchase Common Stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as options that do not so qualify ("Non-Qualified Options").

                  The 1996 Option Plan will be administered by the Board of Directors or by a committee (the "Committee") which is appointed by the Board of Directors. If appointed, the Committee will consist of two non-employee members of the Company's Board of Directors, neither of whom is eligible at any time for the grant of Incentive Options under the 1996 Option Plan and each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Treasury Regulation
Section 1.162-27(e)(3). The Company's Board of Directors or the Committee is authorized to interpret the 1996 Option Plan, adopt and amend rules and regulations relating to the 1996 Option Plan, and determine the recipients, form, and terms of Options granted under the 1996 Option Plan. All Options must be evidenced by a written agreement.

Shares Available

                  Under the 1996 Option Plan, the maximum number of shares of Common Stock that may be subject to Options may not exceed an aggregate of 600,000 shares. The maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization. As of June 30, 2002, 584,750 options have been granted under the Option Plan.

Eligibility

                  Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of Incentive Options under the 1996 Option Plan. Options may also be granted to other persons provided that such options shall be treated as non-qualified options. Directors who are not employees or officers are eligible to participate and be granted non-qualified options under the Option Plan. A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the Option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. Incentive Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

                  The Company will receive no monetary consideration for the grant of Options under the 1996 Option Plan. The exercise price of an Incentive Option cannot be less than the fair market value (as defined in the 1996 Option
Plan) of the shares on the date the Option is granted, and if an optionee is a shareholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of Incentive Options cannot be less than 110% of such fair market value. The exercise price of Non-Qualified Options shall be determined by the Company's Board of Directors or the Committee. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm of Ernst & Young is recommended for election to serve for the fiscal year ending June 30, 2003 as the Company's principal accountant and to audit the Company's financial statements. The holders of a majority of the Company's Common Stock consented to such firm's engagement as its principal accountant for the fiscal year ended June 30, 2002. It is not anticipated that a representative of such firm will attend the annual meeting.

                                  ANNUAL REPORT

                  The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 2002, including financial statements for that year, accompanies this Information Statement.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

                  Stockholder proposals for consideration at the annual meeting expected to be held in December, 2003, must be received by the Company no later than September 30, 2003 in order for them to be included in the information statement for the 2003 annual meeting. In order to be included, proposals must be proper under law and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                PERFORMANCE GRAPH

                  The graph appearing in this Information Statement compares the cumulative total shareholder return on the common stock for the last five fiscal years of the Company ending on June 30, 2002 with the cumulative total return for the NASDAQ (US companies) and the NASDAQ stocks (SIC 3000-3099) over the same period (assuming an investment of $100 in the common stock in each of the two NASDAQ indexes on June 30, 1997 and the reinvestment of all dividends).

                                  OTHER MATTERS

                  The Board of Directors is not aware of any other matters which are to be presented at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons entitled to vote on that matter will be given the opportunity to do so.

                  The above notice and Information Statement are sent by order of the Board of Directors.

                                             Herbert S. Meeker, Secretary

Eatontown, New Jersey
November 15, 2002

              COMPARISON OF FIVE -- YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                            PVC CONTAINER CORPORATION

               PRODUCED ON 09/19/2002 INCLUDING DATA TO 06/28/2002

[PERFORMANCE GRAPH]

                                     LEGEND

SYMBOL              CRSP TOTAL RETURNS INDEX FOR:                  06/1997    06/1998   06/1999   06/2000    06/2001      06/2002
------              ----------------------------                   -------    -------   -------   -------    -------      -------
_________ [ ]       PVC CONTAINER CORPORATION                       100.0      218.0     175.4     131.3       82.6         59.0
.......... *         NASDAQ STOCK MARKET (US COMPANIES)              100.0      131.6     189.1     279.6      151.6        103.2
--------- (Caret)   NASDAQ STOCKS (SIC 8000-9099 US COMPANIES)      100.0      148.8      99.7      78.8       78.9         80.4
                    RUBBER AND MISCELLANEOUS PLASTICS PRODUCTS

NOTES:

     A. THE ITEMS REPRESENT MONTHLY INDEX LEVELS DERIVED FORM COMPOUNED RETURN THAT INCLUDE ALL DIVIDENDS.

     B. THE INDEXES ARE REWEIGHTED DAILY USING THE MARKET CAPITIALIZATION ON THE PREVIOUS TRADING DAY.

     C. IF THE MONTHLY INTERVAL BASED ON THE FISCAL YEAR END IS NOT A TRADING DAY THE PROCEEDING TRADING DAY IS USED.

     D. THE INDEX LEVEL FOR ALL SERIES WAS NET TO $ 100.0 ON 06/30/1997.

                                 AUDIT COMMITTEE

                                   CHARTER OF
                            PVC CONTAINER CORPORATION

Organization:

         This charter governs the operation of the audit committee ("Committee") of PVC Container Corporation (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors of the Company. The Committee shall be appointed by the Board of Directors and shall Comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

Statement of Policy:

         The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibilities to shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging it's oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes:

         The primary responsibilities of the Committee are to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them from time to time, as appropriate.

                  (i) The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to shareholders' approval.

                  (ii) The Committee shall discuss with internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and the financial controls, including the Company's systems to monitor and manage business risk, and the legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors, with and without management present to discuss the results of their examination.

                  (iii) The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may request the attendance of the entire Committee for the purpose of this review.

                  (iv) The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report of Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted standards.